EXECUTION VERSION ACTIVE 275925305v.3 SECOND AMENDMENT TO CREDIT AGREEMENT This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 22, 2021 (this “Amendment”), is entered into by and among LANDEC CORPORATION, a Delaware corporation (“Landec”), CURATION FOODS, INC., a Delaware corporation (“Curation”), LIFECORE BIOMEDICAL, INC., a Delaware corporation (collectively with Landec and Curation, the “Borrowers” and each a “Borrower”), each Guarantor party hereto, and BMO HARRIS BANK N.A., as Administrative Agent, the Lenders party hereto. RECITALS: WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of December 31, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Credit Agreement”; capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended herein), by and among the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, GLAS Americas LLC, as MXN Collateral Agent, and BMO Harris Bank N.A., as Administrative Agent; and WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, but solely on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows: 1. Consent under Intercreditor Agreement. Pursuant to and in accordance with Section 5.3(a)(v) of the Amended and Restated Intercreditor Agreement, dated as of April 19, 2021, the Administrative Agent hereby acknowledges and consents to the amendment to the definition of “Consolidated Excess Cash Flow” set forth in the existing Term Loan Agreement as contemplated by that certain Second Amendment to Credit and Guaranty Agreement, dated as of December 17, 2021, by and among Landec, Goldman Sachs Specialty Lending Group, L.P. and the other parties party thereto. The foregoing consent is a limited consent and shall not be deemed to constitute a consent or waiver of any other requirements of any provision of the Amended and Restated Intercreditor Agreement, and shall be effective only in this specific instance and for the specific purposes set forth herein, and as limited by the foregoing, and does not allow for any other or further departure from the terms and conditions of the Amended and Restated Intercreditor Agreement. 2. Amendments. Subject to the terms and conditions set forth herein, including satisfaction of each condition set forth in Section 4 below, and in reliance on the representations, warranties, covenants and agreements of the Loan Parties set forth herein, the Credit Agreement is amended as follows as of the date hereof: (a) Section 1.01 of the Existing Credit Agreement is hereby further amended by inserting the following new defined terms in alphabetical order: “Asset Sale Expenditures” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”. “Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

2 “Second Amendment Effective Date” means December 22, 2021. “Specified Inventory Charges” means, to the extent not duplicative of other amounts added back to Consolidated EBITDA, non-cash write offs and/or impairment charges associated with the discontinuation of a product line or stock-keeping unit associated with inventory acquired prior to the Closing Date (including those identified on Schedule 1.01(c)), not to exceed $2,000,000 for the most recently ended four Fiscal Quarter period for which financial statements have previously been or were required to be delivered hereunder. (b) The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: “Consolidated EBITDA” means, determined on a Consolidated basis for the Consolidated Group for the applicable Measurement Period and subject to Pro Forma Adjustments, an amount equal to: (a) Consolidated Net Income thereof for such period; plus, (b) in each case, to the extent reducing Consolidated Net Income and constituting Valid Expense Items, the sum, without duplication, of the amounts for such period of: (i) Consolidated Interest Charges, plus (ii) provisions for taxes based on income, profits or capital, including federal, state, provincial, territorial, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made (for the actual payment of Taxes) to the holders of Equity Interests of Landec or its Subsidiaries or any direct or indirect parent of Landec or its Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of Landec and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by Landec or its Subsidiaries, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) to the extent not capitalized under GAAP, Transaction Costs not exceeding $1,500,000, plus (vi) to the extent not capitalized under GAAP, Specified Compliance Costs not to exceed $5,000,000 in the aggregate for the twelve (12) month period following the Closing Date, plus (vii) to the extent not capitalized under GAAP, (A) other non-cash charges, impairments or losses for such period (excluding (x) any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards (including any long-term management equity incentive

3 plans) and the payment of the exercise price and/or tax withholding obligations with respect to the vesting, settlement and/or exercise of such award described in this clause (x), and (y) any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period (including, but not limited to, write-offs or impairment charges in respect of accounts receivable or inventory)) and (B) any Specified Inventory Charges for such period, plus (viii) to the extent not capitalized under GAAP, one-time, unusual, non- recurring or extraordinary expenses, losses or charges actually incurred in such period (not including any revenue based losses or incremental margin) and, without duplication, other reasonable and documented fees, charges, costs and expenses (including third party legal, investigative and consulting expenses) actually incurred during such period in respect of restructuring, severance, relocation, integration, facilities opening, facilities closures, business optimization, signing, retention or completion bonuses, recruiting, transition, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), including any one-time expense relating to enhanced accounting function or other transaction costs; provided, that the aggregate amount of such losses, fees, charges, costs and expenses that may be added back to Consolidated Net Income in the calculation of Consolidated EBITDA pursuant to this clause (viii) in any trailing twelve (12) month period shall not exceed (A) for any such period ending prior to the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, the greater of (x) $5,000,000 and (y) 10% of Consolidated EBITDA for such period (determined prior to giving effect to any adjustments to Consolidated EBITDA pursuant to this clause (viii)) and (B) for any such period ending after the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, the greater of (x) $2,500,000 and (y) 10% of Consolidated EBITDA for such period (determined prior to giving effect to any adjustments to Consolidated EBITDA pursuant to this clause (viii)); provided, the adjustments described under this clause (viii) shall be supported by reasonably detailed schedules and information with respect to such adjustments, plus (ix) to the extent not capitalized under GAAP, any cash expenses, losses or charges actually incurred during such period in connection with any Disposition, whether or not such Disposition was successfully consummated (the “Asset Sale Expenditures”); provided, that the aggregate amount of any such Asset Sale Expenditures in respect of Dispositions that are not successfully consummated that may be added back to Consolidated Net Income in the calculation of Consolidated Adjusted EBITDA pursuant to this clause (ix) shall not exceed (A) in the event such Asset Sale Expenditures are incurred prior to the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, $5,000,000 and (B) in the event such Asset Sale Expenditures are incurred after the consummation of a Permitted Curation Sale of the type described in (I) clauses

4 (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, $2,500,000; provided, the adjustments described under this clause (ix) shall be supported by reasonably detailed schedules and information with respect to such adjustments, minus (c) in each case, to the extent increasing Consolidated Net Income and constituting Valid Expense Items, the sum, without duplication, for such period of all non- cash gains increasing Consolidated Net Income for such period (excluding any such non- cash gain to the extent that it represents the reversal of an accrual or reserve for potential cash gains in any prior period, which such non-cash gains shall include any adjustment in the fair market value of the Windset Investment), plus, other non-ordinary course income (which non-ordinary course income, for the avoidance of doubt, shall (i) include (and result in a reduction of Consolidated EBITDA to the extent increasing Consolidated Net Income for) any cash amounts received in connection with a Disposition of the Windset Investment and (ii) not include (or result in a reduction of Consolidated EBITDA to the extent increasing Consolidated Net Income following the Windset Pledge Event for) any cash dividends or other cash payments or distributions, other than the type described in the immediately preceding clause (i)); minus (d) any cash gains in such period in respect of the sale or other disposition of any inventory which was previously the subject of Specified Inventory Charges. Notwithstanding the foregoing or anything to the contrary in this Agreement, with respect to any fiscal month set forth on Schedule 1.01(a), Consolidated EBITDA for such fiscal month shall be the amount set forth opposite thereto on Schedule 1.01(a). From and after the sixtieth day (60th) following the Closing Date, unless the conditions set forth in Section 7.12(f) have been satisfied, the Consolidated EBITDA attributable to any Mexican Subsidiary not then party to the Mexican Subsidiary Security Agreement shall be excluded from the calculation of Consolidated EBITDA (on both a current and historical basis) until such time as the requirements of Section 7.12(f) have been fulfilled with respect to such Mexican Subsidiary; provided, notwithstanding the foregoing, the provisions of this paragraph shall not be construed as a consent by Administrative Agent or any Lender to the failure of any Credit Party to perform its obligations set forth in Section 7.12(f). (c) Section 2.12(b)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: Payments by Borrowers. Unless the Administrative Agent shall have received notice from the Borrower Agent prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders, the Letter of Credit Issuer or the Swing Line Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. With respect to any payment that the Administrative Agent makes to any Lender, the Letter of Credit Issuer, the Swing Line Lender or any other Secured Party as to which the Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the

5 aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (d) Article X of the Existing Credit Agreement is hereby amended to add a new Section 10.15 at the end thereof as follows: 10.15 Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, the Letter of Credit Issuer, the Swing Line Lender or any other Secured Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, the Letter of Credit Issuer, the Swing Line Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender, the Letter of Credit Issuer the Swing Line Lender and each other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the Letter of Credit Issuer or the Swing Line Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (e) The Schedules to the Existing Credit Agreement are hereby amended to add the schedule attached hereto as Exhibit A as a new Schedule 1.01(c) thereto. 3. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants that: (a) as of the date hereof, the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (b) as of the date hereof, no Default has occurred and is continuing under the Existing Credit Agreement or any other Loan Document or would result from the execution and delivery of this Amendment;

6 (c) the execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of the Organization Documents of any such Person; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) any Contractual Obligation to which such Person is a party (other than the creation of Liens in favor of the Administrative Agent pursuant to any Loan Document and the creation of the Term Loan Liens) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law applicable to such Person; (d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution and delivery of this Amendment or the performance by, or enforcement against, any Loan Party of this Amendment of the Credit Agreement, or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Amendment or the Credit Agreement or the remedies in respect of the Collateral pursuant to the Loan Documents; (e) this Amendment has been duly executed and delivered by each Loan Party that is party thereto; and (f) this Amendment and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles. 4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions: (a) Delivery of Documents. On or before the date hereof, the Administrative Agent shall have received sufficient copies of (i) this Amendment, (ii) an amendment to the Term Loan Intercreditor Agreement as contemplated hereby, and (iii) any other documents or agreements reasonably requested by the Administrative Agent in connection herewith, in each case, duly executed and delivered by each applicable Loan Party and each other Person party thereto. (b) Accuracy of Representations and Warranties. All of the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. (c) Expenses. The Loan Parties shall have paid, to the extent invoiced on or before the date hereof, to the Administrative Agent (or its advisors) all reasonable and documented costs and expenses of the Administrative Agent in connection with preparation, execution and delivery of this Amendment and all other related documents together with any other amounts, if any, in any case required to be paid under Section 11.04 of the Credit Agreement and unpaid on the date hereof. 5. Ratification; Reference to and Effect Upon the Existing Credit Agreement. (a) Each Loan Party party hereto hereby consents to this Amendment and each of the transactions referenced herein, and hereby reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, as applicable.

7 (b) Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments securing the same. Except as specifically amended above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement. 6. Release; Indemnification. (a) In further consideration of the execution of this Amendment by the Administrative Agent and the Lenders, each Loan Party, individually and on behalf of its successors (including any trustees acting on behalf of such Loan Party and any debtor in possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever releases each Agent and Lender and their respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, whether matured or unmatured, whether fixed or contingent that such Releasor has, had or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof, including with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third party liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Loan Party shall satisfy all other provisions of this Amendment or the other Loan Documents, including payment in full of all Obligations. Each Releasor understands, acknowledges and agrees that the foregoing release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. (b) Each Loan Party hereby acknowledges and agrees that such Loan Party’s obligations under this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any indemnified liabilities in any manner relating to or arising out of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment to the extent required by Section 11.04(b) of the Credit Agreement. 7. Relationship of Parties. The relationship of the Administrative Agent, the MXN Collateral Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith, the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties hereto or thereto. 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8 9. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 10. Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. [Remainder of Page Intentionally Blank]

Signature Page to Second Amendment to Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. LANDEC CORPORATION By: Name: John Morberg Title: Chief Financial Officer and Secretary CURATION FOODS, INC. By: Name: John Morberg Title: Chief Financial Officer and Secretary LIFECORE BIOMEDICAL, INC. By: Name: John Morberg Title: Vice President and Secretary GREENLINE LOGISTICS, INC. By: Name: John Morberg Title: Vice President and Secretary YUCATAN FOODS, LLC By: Name: John Morberg Title: Vice President and Secretary LIFECORE BIOMEDICAL, LLC By: Name: John Morberg Title: Vice President and Secretary CAMDEN FRUIT CORP. By: Name: John Morberg Title: Vice President and Secretary DocuSign Envelope ID: BEE38915-FA39-4EE9-96EC-1E95D3BA49D5

EXHIBIT A Schedule 1.01(c) Attached.

Landec (Curation Foods) Schedule of Specified Inventory Charges Curation Foods' Inventory Reserves/Write-offs related to inventory acquired prior to 12/30/2020 FY21 and Q1 FY22 $s in 000s Curation Brand/Label: Q3 Q4 Q1 Q2 (TBD) Q3 (TBD) Q4 (TBD) Total Yucatan (1) 270$ 408$ 340$ 1,018$ BreatheWay (2) - 123 143 266 Eat Smart (3) 173 6 9 188 O Olive Oil & Vinegar (4) 26 36 35 97 469$ 573$ 527$ -$ -$ -$ 1,569$ Note: the above represents "non-cash" charges, impairments, or losses during the Credit Agreement's term Explanation of Inventory Charges: (1) (2) (3) (4) FY21 FY22 Primarily reserves/write-offs/losses related to discontinued finished goods and packaging SKUs related to SKU rationalization decisions, discontinued SKUs, required label changes (regulatory compliance), and selling through old inventory. Primarily discontinued packaging SKUs related to SKU rationalization decisions, discontinued SKUs, and required label changes (regulatory compliance). Primarily reserves/write-offs/losses related to discontinued finished goods and packaging SKUs related to 1) selling through old inventory and 2) impairing discontinued SKUs. Primarily reserves/write-offs related to discontinued packaging SKUs related to BreatheWay Restructuring activities/decisions.